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                                                                       EXHIBIT 5



             Opinion and Consent of Brobeck, Phleger & Harrison LLP




                                October 2, 1997






Credit Management Solutions, Inc.
5950 Symphony Woods Road
Columbia, Maryland  21044



                  Re:  Registration Statement for Offering of
                       3,400,000 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 3,400,000 shares of Common Stock under the 1997 Stock Incentive Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ Brobeck, Phleger & Harrison LLP
                                       -----------------------------------------
                                       BROBECK, PHLEGER & HARRISON LLP